Exhibit (e)(1)(i)

July 14, 2017

Michael J. Roland

Executive Vice President

Voya Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Roland:

Pursuant to the Underwriting Agreement (the “Agreement”), dated November 18, 2014, as amended, between Voya Mutual Funds (“VMF”) and Voya Investments Distributor, LLC (the “Underwriter”), we hereby notify you of our intention to retain you as Underwriter to render underwriting services to Voya CBRE Global Infrastructure Fund and Voya CBRE Long/Short Fund (together, the “Funds”), each a newly established series of VMF, effective on July 14, 2017, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

The Amended Schedule A has also been updated to reflect the name change of Voya International Core Fund to Voya Multi-Manager International Factors Fund.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds by signing below where indicated.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Mutual Funds

ACCEPTED AND AGREED TO:

Voya Investments Distributor, LLC

By:	/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

VOYA MUTUAL FUNDS

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

Name of Funds

Voya CBRE Global Infrastructure Fund

Voya CBRE Long/Short Fund

Voya Diversified Emerging Markets Debt Fund

Voya Diversified International Fund

Voya Global Bond Fund

Voya Global Corporate Leaders® 100 Fund

Voya Global Equity Dividend Fund

Voya Global Equity Fund

Voya Global High Dividend Low Volatility Fund

Voya Global Perspectives® Fund

Voya Global Real Estate Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Factors Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund